                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

    PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported):  October 31, 1997


                            MORROW SNOWBOARDS, INC.
             (Exact name of registrant as specified in its charter)


          OREGON                        0-27002                 93-1011046
(State or other jurisdiction of       (Commission             (IRS Employer
incorporation or organization)        File Number)        Identification Number)


                            2600 PRINGLE ROAD, S.E.
                                SALEM, OR 97302
                   (Address of principal executive offices)

                                 (503) 375-9300
               Registrant's telephone number, including area code

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS.

          Morrow Snowboards, Inc. ("Morrow"), as reported in the Current Reports on Form 8-K filed by Morrow on November 17, 1997 and November 26, 1997, through a wholly-owned affiliate, Morrow Westbeach Canada Ltd. ("MWC"), a British Columbia company, acquired all of the outstanding securities of Westbeach Snowboard Canada Ltd. ("Westbeach") in exchange for 584,240 shares of Morrow Common Stock and $3,170,000 Canadian (CN). Morrow also loaned Westbeach $4,029,000 CN. Except as otherwise indicated herein, all references to dollars ($) or CN are to Canadian dollars. MWC is a wholly-owned subsidiary of Morrow Snowboards ULC ("Morrow Nova Scotia"), a Nova Scotia unlimited company, which is a wholly-owned subsidiary of Morrow, LLC, an Oregon limited liability company which is a wholly-owned subsidiary of Morrow. Except for its investment in its wholly-owned subsidiary, none of these entities, other than Morrow and Westbeach, had any material assets or operations. Subsequent to the acquisition, Westbeach and MWC were continued (corporate domicile transferred) into Nova Scotia as Nova Scotia companies and, effective January 1, 1998, Westbeach, MWC and Morrow Nova Scotia were amalgamated into a single surviving Nova Scotia unlimited company, Morrow Westbeach Canada ULC. Morrow Westbeach Canada ULC will continue to operate Westbeach's business. References herein to Westbeach shall mean Westbeach Snowboard Canada Ltd. prior to such amalgamation, and Morrow Westbeach Canada ULC thereafter.

          This Form 8-K contains as exhibits certain financial and other information regarding Morrow and Westbeach as required by the Securities Exchange Act of 1934 and Securities and Exchange Commission ("SEC") rules.
This Form 8-K also contains certain background information regarding Westbeach's business and prior financial performance.

          Certain statements in this Form 8-K, including statements in "Westbeach Business" and elsewhere in this Form 8-K, constitute "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 (United States federal law). Such forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, market performance or achievements of Westbeach and Morrow, alone and as combined, to differ materially from any future results, performance or achievements expressed or implied by such forward looking statements. Important factors that could cause such differences include, but are not limited to, new initiatives by competitors, price pressures, continuing excess inventories of snowboard products at both the wholesale and retail levels, continued overproduction of snowboards and related equipment, apparel and accessories, cancellation of pre-season orders, inventory risks due to shifts in market demand, raw material costs, the ability to manufacture product to plan costs, weather in primary winter resort areas of the world, the challenge of integrating Morrow's and Westbeach's business operations, loss of key Westbeach employees, and the risk factors listed from time to time in Morrow's SEC reports, including, but not limited to, the Annual Report on Form 10-K for the fiscal year ended December 31, 1996 and Quarterly Reports on Form 10-Q for the thirteen week periods ended March 29, 1997, June 28, 1997 and September 27, 1997 filed with the SEC pursuant to the Securities Exchange Act of 1934. Operating results for Morrow and Westbeach through September 1997 are not necessarily indicative of the results that may be expected for the full year.

                               WESTBEACH BUSINESS

          Reasons For the Exchange and the Acquisition. The Boards and management of both Morrow and Westbeach identified significant potential benefits to the transaction, including: (i) expanding Westbeach's distribution in retail outlets in the United States market through Morrow's sales representative and dealer network; (ii) through the larger public company, Westbeach should have better access to capital markets and bank financing; (iii) Westbeach's shareholders, subject to a one (1) year holding period and certain sales volume limitations under Rule 144, would have stock that is freely tradable under US and Canadian (except possibly Ontario, based on the provinces in which Westbeach shareholders presently live) securities laws; (iv) Morrow, through Westbeach's design, manufacturing and distribution expertise in the apparel area, should be able to more quickly develop and market Morrow(R) brand apparel and accessories; (v) Morrow, through Westbeach's sales representative and dealer network, should be able to expand its Morrow(R) brand snowboard, boot and binding products into Canada and Europe at a faster rate, markets where Morrow has more limited penetration currently; (vi) the Westbeach(R) brand, due to the combination of Morrow and Westbeach, will have broader marketing, finance and manufacturing expertise available to support, market and promote the brand; and
(vii) the combined companies' increased size and capacity, should lead to greater market recognition and opportunity for both brands. The Boards and management of both companies also believe that the Westbeach management team will present a strong complement to the Morrow management team and the combined companies will have greater marketing potential while reducing the companies' selling, general and administrative costs in some areas.

WESTBEACH SNOWBOARD CANADA LTD.

          General. Westbeach is a well recognized manufacturer, wholesaler and retailer of snowboarding apparel and casual clothing. Westbeach also sells snowboards, boots, bindings and a full line of apparel and accessories through its three retail stores. Established in 1979 as a merchandiser of clothing products, Westbeach was incorporated under the Canadian Business Corporations Act ("CBCA") on April 7, 1982 under the name Windlift Design Ltd. In June 1986, Westbeach changed its name to Westbeach Surf Company Ltd. and in February 1993 changed its name to Westbeach Snowboard Canada Ltd., its current name. In August 1997, Westbeach, through a continuation procedure, changed its jurisdiction of organization from that of a Canadian federal corporation governed by the CBCA, to a British Columbia corporation governed by the British Columbia Company Act. As noted previously herein, Westbeach has since changed its jurisdiction of organization to Nova Scotia and through an amalgamation process effective January 1, 1998 become Morrow Westbeach Canada ULC.

          Established in 1979 as a merchandiser of clothing products, Westbeach began designing, manufacturing and marketing clothing. Westbeach designs, manufactures and distributes snowboarding and casual clothing in 15 countries through a network of distributors and commissioned sales representatives principally under the Westbeach(R) brand. As discussed herein, Morrow and Westbeach have established a reorganized and integrated distribution network which is expected to expand Westbeach distribution to additional countries. Wholesale clothing sales account for approximately 2/3 of Westbeach's total revenues.

          Product Development. Westbeach has had a design team comprised of senior management, clothing designers, a product coordinator, retail managers and Westbeach-sponsored snowboarders. Morrow and Westbeach have been reorganizing their design teams to coordinate design and production efforts. Westbeach aims to maintain a reputation for creating quality customer-sensitive image products. In the past, the design team obtained market feedback from distributors, customer feedback from the retail stores and feedback from its snowboarders. In addition, senior management traveled extensively to all markets to follow trends among both snowboarding youth and lifestyle customers. Such feedback and travel is expected to continue.

          In 1980, Westbeach developed and introduced a line of street clothing aimed at youths ages 16-24 under the Westbeach Streetwear label. The basic line of street clothing, which will constitute an estimated 15% of 1997 wholesale clothing sales, is aimed at snowboarders, but has growth potential in all markets, particularly in the United States and Japan where the Westbeach brand is becoming better established. Westbeach also introduced a line of women's snowboard clothing in 1995. Westbeach's design teams continue to develop new concepts for possible future development.

          Manufacturing; Import Restrictions; Retail Suppliers. Westbeach designs its products and subcontracts on a fixed contract basis all of its products to independent clothing manufacturers. Approximately 35% of its 1997 production was contracted to a single manufacturer in Hong Kong, China with the balance contracted 55% to approximately five manufacturers located in the lower mainland of British Columbia and 10% to a manufacturer in Europe. In 1996, 35% of production was subcontracted to two Chinese manufacturers. Westbeach has an outside consultant assigned to quality control inspection at the Chinese manufacturers' plants and who checks production at other plants. While Westbeach has no written contracts with its Hong Kong,

China or other manufacturers, relations with such manufacturers are good and Westbeach expects to continue to source products from those manufacturers.

          Westbeach imports finished goods in the United States under multilateral and bilateral trade agreements between the United States and China. These agreements impose import quotas on the amount and types of textile and products that can be imported into the United States from the affected country. To expand United States sales, Westbeach must ensure its manufacturing sources have adequate import quotas for the goods. Morrow does not anticipate these restrictions will adversely affect Westbeach's operations and expected growth since it could meet its demands within the United States from countries not affected by the restrictions. Similarly, European sales are primarily subject to European Economic Community rules. Under those rules, there are few internal trade barriers, but many goods imported to Europe are subject to constraints, including quotas and duty charges. Morrow does not anticipate these restrictions will materially or adversely affect Westbeach's operations and projected growth.

          For its retail stores, Westbeach has numerous brands available and does not anticipate any problems in obtaining adequate inventory from a variety of manufacturers.

DIRECTORS AND OFFICERS

          Following the Westbeach acquisition through December 31, 1997, Westbeach's Board was comprised of David Calapp, Morrow's CEO, and two Westbeach officers, Blair Mullin and Scott Sibley. Mr. Calapp also became Westbeach's CEO. Since December 31, 1997, the Board of Morrow Westbeach Canada ULC also has consisted of David Calapp, Blair Mullin and Scott Sibley. Westbeach's management team, comprised of Mark Allinott, Blair Mullin, Scott Sibley and Dennis (Chip) Wilson, have signed one-year employment agreements with Morrow, effective November 12, 1997. Information regarding those persons is outlined below. Information regarding Mr. Calapp is contained in the Morrow 1997 Proxy Statement dated May 22, 1997 filed with the SEC.

                                                                 Principal Occupation or
Name              Age                                        Employment for Past Five Years
----              ---                                        ------------------------------
Blair Mullin      44      Chief Financial Officer and Secretary, Morrow, since November 1997; President and Chief Executive Officer of Westbeach from July 1995 to November 1997; Private business consultant from 1992 to 1995; Chief
                          Financial Officer of Bradbury International Equities Ltd. from 1988 to 1992; and General Manager of
                          Padovano Foods Inc. (food processing) from 1990 to 1992.

Chip Wilson       42      Vice-President, Marketing and Design, of Westbeach since 1985.

Scott Sibley      42      Vice-President, Sales and Director of Westbeach since 1985 and President of Westbeach from 1985 to
                          July 1995.

Mark Allinott     42      Full time manager of U.S.A. operations of Westbeach since 1993 and manager of retail operations of
                          Westbeach from 1985 to 1993.

MARKETING

          The principal factors contributing to the demand for Westbeach's products include advertising, on-time delivery, quality, design, competitive pricing and well-capitalized distributors. Prior to the acquisition by Morrow, the Westbeach product line has been positioned as a Canadian, West Coast, quality driven, authentic, outdoor product line for people who love snowboarding, targeted at 16-24 year olds, providing value at all price points. Morrow expects Westbeach to maintain that focus, as well as continue to broaden its products' range of appeal to more mainstream consumers.

          Snowboarding Apparel and Accessories. Westbeach's target market for its snowboard apparel is young people ages 16 to 24 years. Historically, the target market has been heavily weighted toward males; however, the changing trend is for a greater proportion of females in that age group to take up snowboarding and become Westbeach customers. Westbeach introduced a full line of women's outerwear and casual clothing in 1995. Snowboarding apparel accounted for 80% of Westbeach's wholesale clothing sales in 1996 and is expected to comprise 85% in 1997. The balance of such sales are casual (street) clothing.

          Street Clothing. Snowboarding retailers often market complementary products, such as skateboarding equipment and clothing, in the non-snowboarding seasons. While the 16-24 year olds have been significant buyers of Westbeach's street clothing, the brands have had increased popularity among other age groups as well. This trend is believed to be due in part to the products' image styling and quality and in part to the fact that as traditional customers have grown older, the brand appeal has simply spilled over into both younger and older age groups. To reflect this broader appeal, Westbeach's designs have been tending toward a more "mainstream" look.

SALES AND DISTRIBUTION

          Sales. Westbeach's promotion and sales strategy is to increase penetration in the growing North American and international snowboard apparel markets, as well as to expand Westbeach's presence in the casual wear market. North American and European market penetration will continue through the specialty retail distribution channel. International sales will be developed through sales representatives and Westbeach's dealer and distributor network. Prior to the acquisition, Westbeach had appointed 26 commissioned sales representatives in seven countries, including the United States, Canada and Germany, and had distributors in eight countries, including Japan. Following the acquisition, Morrow's and Westbeach's sales and distribution networks were partially combined to create 26 commissioned sales representatives in seven countries, including the United States and Canada, and 20 distributors in 15 countries. Westbeach and its distributors participate in United States, European and Japanese trade shows and advertise in international trade publications. Due to the seasonal nature of the snowboard industry and predominance of snowboarding apparel in Westbeach's product line, a significant portion of Westbeach's sales occur in the third and fourth quarters. In 1996, more than 70% of sales were made in the last six months of the year.

          Distribution. The primary distribution channels for "Westbeach" brand products are specialty retailers and Westbeach's three retail stores. Specialty retailers cater to experienced riders, existing skiers, other winter sport enthusiasts and new snowboarding participants. These distribution channels allow Westbeach to achieve the higher margins associated with the premium snowboard market and enhance the feel of the "Westbeach" brand name. Within such distribution channels, Westbeach will continue to focus on and enhance customer service, including timely delivery of products, high-quality product information materials and increased access to consumer service representatives. Wholesale sales in the United States commenced in August 1993. In 1997, Westbeach had approximately 200 active wholesale accounts in the United States and 300 active wholesale accounts in Canada.

          Levante, Inc., Westbeach's exclusive distributor of "Westbeach" brand products in Japan, accounted for approximately 31% and 25% of Westbeach's net sales for the years ended December 31, 1996 and 1995, respectively, and will account for an expected 19% in 1997. Westbeach has an exclusive distributorship agreement with Levante. While Levante has been required to purchase certain minimum quantities of Westbeach products in the past, the minimum purchase requirements, if any, are being discussed and renegotiated currently. The contract may be canceled if minimum orders are not received. Westbeach has no economic interest in Levante. No other customer accounted for more than 10% of Westbeach's net sales in 1996 and 1995. All international sales through distributors are shipped against irrevocable letters of credit which are negotiable or wire transfer funds when the product is shipped.

          Westbeach's Canadian, United States, Japan and other net sales are set forth below for the year ended December 31, 1996:

                      WHOLESALE/RETAIL BREAKDOWN OF SALES

                                             1996
                                             ----

                               (CN000s)                %
                               --------                -----
Wholesale
        Canadian               $ 2,235                  18.4%
        United States          $ 1,427                  11.7%
        Japan                  $ 3,808                  31.3%
        Europe                 $   859                   7.1%

Retail
        Canadian               $ 3,279                  26.9%
        United States          $   565                   4.6%
                               -------                 -----
Total                          $12,173                 100.0%
                               =======                 =====

          Retail.  Westbeach opened its first retail store in Vancouver, British
          ------
Columbia in 1984 and currently operates three retail stores. Two of the stores are in British Columbia at locations in Vancouver and Whistler. The third store is located in Bellevue, Washington, and is operated through Westbeach's wholly owned subsidiary, Westbeach Snowboard U.S.A. Inc. Westbeach closed a North Vancouver, B.C. store in April 1996 to concentrate on the then four remaining stores and closed its Richmond, B.C. store in January 1997. Retail sales represented approximately 31.5% of total sales in 1996 and 33.4% of total sales in 1995 and are expected to remain at approximately 1/3 of total sales for 1997.

          In the retail stores, Westbeach's products account for approximately 1/3 of sales. Clothing from other manufactures also account for approximately 1/3 of sales, with snowboards and other accessories representing the balance. Westbeach has historically carried between five and eight brands of snowboards, plus several brands of boots and bindings in each of its retail stores. Westbeach has not previously carried Morrow(R) brand products.

          All store locations are leased. A breakdown of sales per store for 1996 is as follows:

                       SALES REVENUE BY RETAIL OUTLET(1)

                                             1996
                                             ----

                                (CN000s)                 %
                                --------                 -----
Vancouver                       $1,910                    49.7
North Vancouver(2)              $  125                     3.3
Richmond(3)                     $  336                     8.7
Whistler                        $  908                    23.6
Bellevue (Washington)           $  565                    14.7
                                ------                   -----
Total                           $3,844                   100.0%
                                ======                   =====

(1) Unaudited.
(2) The North Vancouver store was closed at the end of April 1996.
(3) The Richmond store was closed at the end of January 1997.

          The Whistler store has been in operation since December 1993 and the Bellevue store and related warehouse space opened in August 1993. The Vancouver store is the original store and flagship of the group. The Vancouver store underwent major renovations in 1996 and 1997. Margins in the retail stores averaged 37.3% in 1996, including Westbeach and non-Westbeach goods. Margins on Westbeach goods are in the 40-50% range, which are significantly higher than non-Westbeach goods.

          Advertising. Westbeach places considerable emphasis on advertising to maintain its image as a leading manufacturer of snowboard products. Advertising consists of print media advertising in major U.S. and worldwide snowboard publications. Advertising is done directly by Westbeach and also indirectly through distributors. Westbeach estimates that its direct advertising expenditures are approximately equal to the amount spent indirectly by distributors. In addition, Westbeach sponsors certain snowboarding events, including the Westbeach Classic at Whistler, B.C., throughout the year, as well as individual snowboarders who compete worldwide wearing Westbeach's products.

          Backlog. As of September 30, 1997, Westbeach had net sales (unaudited) to date of $7.6 million and estimated backlog sales orders for wholesale clothing of $3.0 million.

          Competition. The market for snowboarding apparel and causal clothing is highly competitive and Morrow expects competition to increase as market interest in snowboards continues to grow. The Burton Corporation is currently the leader in the snowboard apparel industry, with several other companies, including Westbeach, having smaller but significant market shares, and many smaller manufacturers and distributors sharing the remainder of the market. Other significant competitors in the apparel area include Sims, AGC (Nike, Inc.), Concept, Bonfire, NFA, Sessions, Special Blend and Twist in the high end specialty markets. Westbeach believes its strongest markets are Japan, Canada and Europe, and that Westbeach is not yet a major competitor in the United States market. Westbeach competes with a number of established manufacturers and distributors. In addition, other established manufacturers could introduce additional competition by introducing snowboard apparel under existing brands, developing new sports apparel brands or acquiring other snowboard apparel brands. Nike, Inc., which already manufactures snowboard and other clothing under the AGC brand, has recently announced its intention to enter the snowboarding industry on a broader scale, including introducing snowboards, bindings and boots.

          Patents and Trademarks. Westbeach has obtained trademark protection in 17 counties, including Japan, United States and Canada, and is seeking protection in all of the European community and eight additional countries for the "Westbeach" brand for use with snowboarding apparel and, to a lesser degree, trademark protection for the "3 surfer" and other marks. Westbeach also claims common law rights to the foregoing and various other trademarks arising out of its use of such marks.

          While Westbeach believes that the Westbeach trademark has significant value, Westbeach believes that significant factors in its business are maintaining current designs, fabrics and colors in its products, product quality and customer service and follow-through.

          Governmental Regulation. Except for environmental laws generally applicable to its activities, Westbeach does not believe it is subject to any special or unusual governmental regulation. However, as noted, the import of Westbeach products into various countries, including the United States, is subject to import quotas and duties.

          Employees. As of October 20, 1997, Westbeach had approximately 65 employees, including 27 in its retail sales operations. Since Westbeach's acquisition by Morrow, a number of employees have joined Morrow and a number of overlapping duties or duplicative functions are being eliminated, with an expected net reduction of ten (10) employees for the two companies. Westbeach's employees are not subject to any collective bargaining agreement. Westbeach considers its employee relations to be good. Westbeach also engages the services of seven professional team riders in Europe, Canada and the United States, all of whom Westbeach considers independent contractors. The number of professional riders is under review.

          Description of Property.  Westbeach leases the following properties:

          1. An approximate 16,038 square foot administrative and warehouse facility in Vancouver, British Columbia under a lease expiring 4/30/98 with a five-year renewal option.

          2. An approximate 1,407 square foot retail store in Whistler Mountain, B.C. under a lease expiring 12/11/98 with a one-year renewal option.

          3. An approximate 5,000 square foot retail store in Vancouver, B.C. under a lease expiring 3/31/2005 with a five-year renewal option.

          4. An approximate 3,500 square foot warehouse and retail store in Bellevue, Washington under a lease expiring 7/31/98 with a five-year renewal option.

          5. An approximate 2,500 square foot warehouse and sales office, in Innsbruck, Austria under a month-to-month lease.

          6. Use of an approximate 1,000 square foot warehouse through December 1997 near Munich, Germany.

          Subsidiaries.  Westbeach has three subsidiaries as follows:

Name                                       Country of Organization               Principal Activity
----                                       -----------------------               ------------------
Westbeach Snowboard Gesellschaft m.b.H.    Austria                               European sales warehousing
Westbeach Snowboard UK Limited             United Kingdom                        European sales
Westbeach Snowboard U.S.A. Inc.            Washington state, United States       United States retail operations


     Legal Proceedings. Westbeach is not involved in any material pending legal proceedings.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

          (a)  Financial Statements of Businesses Acquired.

               Consolidated Financial Statements for Westbeach Snowboard Canada Ltd. as of and for the year ended December 31, 1996. See pages F-1 through F-8.

               Unaudited Consolidated Financial Statements for Westbeach Snowboard Canada Ltd. as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996. See pages F-9 through F-12.

          (b)  Pro Forma Financial Information.

               Pro Forma Consolidated Financial Statements for Morrow Snowboards, Inc. (Morrow) and Westbeach Snowboard Canada Ltd. (Westbeach) as of and for the fiscal nine months ended September 27, 1997 for Morrow (September 30, 1997 for Westbeach)and the year ended December 31, 1996. See pages PF-1 through PF-5.

                                   SIGNATURES

          Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, the registrant had duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Salem, State of Oregon, on January 15, 1998.


                                MORROW SNOWBOARDS, INC.


                                By:    /s/ DAVID E. CALAPP
                                    --------------------------------------------
                                    David E. Calapp
                                    Chief Executive Officer
                                    (Principal Executive Officer)


                                By:    /s/ BLAIR MULLIN
                                    --------------------------------------------
                                    Blair Mullin
                                    Chief Financial Officer
                                    (Principal Financial and Accounting Officer)

                                 EXHIBIT INDEX

Exhibit No.                     Document Description
-----------                     --------------------
    23         Consent of Ellis Foster, Chartered Accountants, regarding 1996
               Consolidated Financial Statements (see Exhibit 99.1).

    99.1       Consolidated Financial Statements for Westbeach Snowboard Canada
               Ltd. as of and for the year ended December 31, 1996 (1996
               Consolidated Financial Statements), including:

               Consolidated Balance Sheet as of December 31, 1996.
               Consolidated Statement of Income and Retained Earnings for the
                  year ended December 31, 1996.
               Consolidated Statement of Changes in Financial Position for the
                  year ended December 31, 1996.
               Notes to 1996 Consolidated Financial Statements.

    99.2       Unaudited Consolidated Financial Statements for Westbeach
               Snowboard Canada Ltd. as of September 30, 1997 and for the nine months ended September 30, 1997 and 1996 (1997 Consolidated
               Financial Statements), including:

               Consolidated Balance Sheet as of September 30, 1997.
               Consolidated Statement of Operations and Retained Earnings for
                  the nine-month periods ended September 30, 1997 and 1996.
               Consolidated Statement of Changes in Financial Position for
                  the nine-month periods ended September 30, 1997 and 1996.
               Notes to 1997 Consolidated Financial Statements.

    99.3       Pro Forma Consolidated Financial Statements for Morrow
               Snowboards, Inc. (Morrow) and Westbeach Snowboard Canada Ltd.
               (Westbeach) as of and for the fiscal nine months ended
               September 27, 1997 for Morrow (September 30, 1997 for
               Westbeach) and the year ended December 31, 1996 (Pro Forma
               Consolidated Financial Statements), including:

               Pro Forma Consolidated Balance Sheet as of September 27, 1997.
               Pro Forma Consolidated Statement of Operations for the nine-month period ended September 27, 1997.
               Pro Forma Consolidated Statement of Operations for the year ended
                  December 31, 1996.
               Notes to Pro Forma Consolidated Financial Statements.